Exhibit 99.1

Allarity Therapeutics Doses First Patients in VA-Funded Phase 2 Trial Focused on Small Cell Lung Cancer with High Unmet Need

- Stenoparib is being evaluated in combination with temozolomide clinical benefit in relapsed Small Cell Lung Cancer

- Trial is fully funded by the U.S. Department of Veterans Affairs and is open for enrollment at 11 VA sites nationwide

- Relapsed SCLC remains an area of high unmet need without effective treatment options

TARPON SPRINGS, Fla., February 18, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor—today announced that the first patients have been dosed with stenoparib and temozolomide in the VA-funded investigator-initiated Phase 2 trial for the treatment of relapsed small cell lung cancer (SCLC).

This trial is being conducted in collaboration with the U.S. Department of Veterans Affairs (VA) and is fully funded through the VA’s Special Emphasis Panel on Precision Oncology. Patient recruitment is ongoing across 11 VA medical centers throughout the United States.

Stenoparib offers a differentiated mechanism of action that simultaneously disrupts DNA repair while also inhibiting the WNT/Beta Catenin oncogenic signaling pathway. It is hypothesized that this dual action may help accentuate the DNA damaging effects of temozolomide while also restraining the WNT pathway that has been frequently associated with drug resistance as well as the aberrant and aggressive behavior of advanced cancers such as relapsed SCLC.

“We are pleased to report that these patients have now received the first doses of stenoparib in combination with temozolomide. We are encouraged by the speed of enrollment, which reflects enthusiasm for this combination as well as the significant unmet medical need in relapsed small cell lung cancer,” said Thomas Jensen, Chief Executive Officer of Allarity Therapeutics. “Prior studies have combined PARP inhibitors and temozolomide with great early effect but were severely limited by the toxicities of the first-generation PARP inhibitors when combined with temozolomide. The clinical experience with stenoparib to date has shown that it is well tolerated and may therefore be an ideal agent for combination with temozolomide in relapsed SCLC.”

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

Unlike earlier-generation PARP inhibitors, which have shown limited use in SCLC due to dose-limiting hematologic toxicity, stenoparib’s favorable safety profile may allow for more tolerable and sustained combination therapy. This combination with temozolomide, an alkylating chemotherapy agent, is designed to maximize tumor cell death while reducing toxicity risks.

According to CDC U.S. Cancer Statistics, more than 218,000 Americans are diagnosed with lung cancer each year, and approximately 12% of cases are small cell lung cancer (SCLC).

Nearly 60–70% of SCLC patients present with extensive-stage disease at diagnosis. Despite the availability of approved second-line agents, real-world data indicate that only 40% receive second-line treatment, with median treatment duration under two months—highlighting the continued unmet need in relapsed SCLC.

Stenoparib’s ability to cross the blood-brain barrier adds further clinical relevance in SCLC, where brain metastases are a common and difficult-to-treat complication.

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer, Small Cell Lung Cancer and colorectal cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121. Allarity has two ongoing Phase 2 trial protocols for stenoparib in Ovarian Cancer patients. In the first, patients who had had 2+ lines of therapy were enrolled on stenoparib and given drug twice daily. This protocol has been closed to further enrollment but continues for the enrolled patients who are still receiving benefit from stenoparib administration. The updated data from this study were presented at this AACR special conference on advances in Ovarian Cancer. Note that, as these data are from an ongoing trial, analyses may change as the study fully matures. An amended protocol designed expressly to capitalize on the emerging clinical experience with stenoparib in platinum resistant patients began enrolling patients this summer. This amended protocol enrolls only platinum resistant or platinum-ineligible patients and is designed to accelerate the clinical development of stenoparib toward FDA approval.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the continued clinical development of stenoparib (2X-121) in advanced ovarian cancer and small cell lung cancer; the initiation, enrollment, and expected data readouts from ongoing and future clinical trials; including the trial with the U.S. Department of Veterans Affairs (VA);the potential safety, efficacy, and durability of clinical benefit of stenoparib; stenoparib’s safety and efficacy in combination with temozolomide; the potential for regulatory advancement, including under FDA Fast Track designation; and the expansion and potential commercial application of the Company’s DRP® companion diagnostic platform, including in antibody-based therapies. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to clinical development and regulatory review, including the possibility that future clinical data may not support safety or efficacy claims; delays in patient enrollment or trial completion; reliance on third-party investigators and trial sites; the outcome and timing of decisions by regulatory authorities, including under Fast Track designation; the predictive accuracy and clinical utility of the DRP® platform; and the Company’s ability to secure sufficient funding or partnerships to support its operations and development plans. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, and our Form 10-Q quarterly reports filed with the SEC on May 9, 2025, August 15, 2025 and November 14, 2025, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

###

Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com